As filed with the Securities and Exchange Commission on May 6, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_________________
SYMYX TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	77-0397908
(State of Incorporation)	(I.R.S. Employer Identification No.)

Symyx Technologies, Inc.
1263 East Arques Avenue
Sunnyvale, California 94085
(408) 764-2000
____________________________________
(Address of principal executive offices)

1999 EMPLOYEE STOCK PURCHASE PLAN
____________________________________
(Full title of the plans)

Isy Goldwasser
Chief Executive Officer
Symyx Technologies, Inc.
1263 East Arques Avenue
Sunnyvale, CA 94085
(408) 764-2000
____________________________________
(Name, address, including zip code, and telephone number, including area code, of agent for service)

_________________
Copies to:
Timothy J. Moore, Esq.
Cooley Godward Kronish LLP
Five Palo Alto Square
3000 El Camino Real
Palo Alto, CA 94306-2155
(650) 843-5000
_________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer ☐	Accelerated filer ☒

Non-accelerated Filer ☐	Smaller reporting company ☐

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	1,005,793 shares(2)	$4.11(3)	$4,133,810	$230.67

(1)
Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.

(2)	Represents shares of Common Stock reserved for future issuance under the Symyx Technologies, Inc. 1999 Employee Stock Purchase Plan.

(3)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act. The proposed maximum aggregate offering price per share and proposed maximum aggregate offering price are calculated using 85% of the average of the high and low prices of Registrant’s Common Stock as reported on the Nasdaq Global Market on May 5, 2009. Pursuant to the 1999 Employee Stock Purchase Plan, the Purchase Price of a share of Common Stock shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or the Exercise Date, whichever is lower.

PART II

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 1,005,793 shares of the Registrant’s common stock to be issued pursuant to the Registrant’s 1999 Employee Stock Purchase Plan.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The contents of the earlier registration statements relating to the 1999 Employee Stock Purchase Plan, previously filed with the Securities and Exchange Commission on March 15, 2000 (File no. 333-32574), February 13, 2001 (File no. 333-55450), February 5, 2002 (File no. 333-82168), February 27, 2003 (File no. 333-103493), March 4, 2004 ( File no. 333-113275), March 5, 2005 (File no. 333-123211) and March 7, 2006 (File No. 333-132256) are incorporated herein by reference and made a part hereof.

ITEM 8.     EXHIBITS

Exhibit Number

4.1	(1)	Amended and Restated Certificate of Incorporation

4.2	(2)	Amended and Restated Bylaws

4.3	(3)	Specimen Common Stock Certificate

5.1		Opinion of Cooley Godward Kronish LLP.

10.4		1999 Employee Stock Purchase Plan, as amended

23.1		Consent of Independent Registered Public Accounting Firm.

23.2		Consent of Cooley Godward Kronish LLP. Reference is made to Exhibit 5.1.

24.1		Power of Attorney (included on the signature page hereto).

_____________________

(1)	Incorporated by reference to Exhibit 3.1 filed with Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003.

(2)	Incorporated by reference to Exhibit 3.2 filed with the Registrant’s Current Report on Form 8-K on December 1, 2008.

(3)	Incorporated by reference to the same number exhibit filed with the Registrant’s Registration Statement on form S-1 (File no. 333-87453), as amended.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on May 6, 2009.

Symyx Technologies, Inc.

By:	/s/ Isy Goldwasser
Isy Goldwasser
Chief Executive Officer and Director

POWER OF ATTORNEY

Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Isy Goldwasser, Rex S. Jackson and Charles D. Haley, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Isy Goldwasser	Chief Executive Officer	May 6, 2009
Isy Goldwasser	and Director (Principal Executive Officer)

/s/ Rex S. Jackson	Executive Vice President and	May 6, 2009
Rex S. Jackson	Chief Financial Officer (Principal Financial Officer)

/s/ Richard J. Rosenthal	Senior Vice President of Finance	May 6, 2009
Richard J. Rosenthal	(Principal Accounting Officer)

/s/ G. Stephen DeCherney	Director	May 6, 2009
G. Stephen DeCherney

/s/ Steven D. Goldby	Chairman of the Board of	May 6, 2009
Steven D. Goldby	Directors

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/s/ Timothy Harkness	Director	May 6, 2009
Timothy Harkness

/s/ David Hill	Director	May 6, 2009
David C. Hill

/s/ Chris van Ingen	Director	May 6, 2009
Chris van Ingen

/s/ Bruce Pasternack	Director	May 6, 2009
Bruce Pasternack

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EXHIBITS

Exhibit Number

4.1	(1)	Amended and Restated Certificate of Incorporation

4.2	(2)	Amended and Restated Bylaws

4.3	(3)	Specimen Common Stock Certificate

5.1		Opinion of Cooley Godward Kronish LLP.

10.4		1999 Employee Stock Purchase Plan, as amended

23.1		Consent of Independent Registered Public Accounting Firm.

23.2		Consent of Cooley Godward Kronish LLP. Reference is made to Exhibit 5.1.

24.1		Power of Attorney (included on the signature page hereto).

_____________________

(1)	Incorporated by reference to Exhibit 3.1 filed with Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003.

(2)	Incorporated by reference to Exhibit 3.2 filed with the Registrant’s Current Report on Form 8-K on December 1, 2008.

(3)	Incorporated by reference to the same number exhibit filed with the Registrant’s Registration Statement on form S-1 (File no. 333-87453), as amended.

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